Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, to the Registration Statement on Form S-8 to be filed with respect to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Norman C. Chambers	Chairman of the Board, President and Chief	February 5, 2013
Norman C. Chambers	Executive Officer and Director
(Principal Executive Officer)

/s/ Mark E. Johnson	Executive Vice President, Chief Financial
Mark E. Johnson	Officer and Treasurer (Principal Financial	February 5, 2013
Officer)

/s/ Richard Allen	Vice President—Finance and Chief
Richard Allen	Accounting Officer (Principal Accounting	February 5, 2013
Officer)

/s/ Kathleen J. Affeldt	Director
Kathleen J. Affeldt		February 5, 2013

/s/ James G. Berges	Director
James G. Berges		February 5, 2013

/s/ Gary L. Forbes	Director
Gary L. Forbes		February 5, 2013

/s/ John J. Holland	Director
John J. Holland		February 5, 2013

/s/ Lawrence J. Kremer	Director
Lawrence J. Kremer		February 5, 2013

/s/ George Martinez	Director
George Martinez		February 5, 2013

/s/ Nathan K. Sleeper	Director
Nathan K. Sleeper		February 5, 2013

/s/ Jonathan L. Zrebiec	Director
Jonathan L. Zrebiec		February 5, 2013